                                 SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant  |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X| Preliminary Proxy Statement             |_| Confidential, For Use of the
|_| Definitive Proxy Statement                  Commission Only (as permitted by
|_| Definitive Additional Materials             Rule 14a-6(e)(2))
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        CARIBINER INTERNATIONAL, INC.
               (Name of Registrant as Specified in its Charter)


           --------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

              Payment of Filing Fee (Check the appropriate box):

   |X| No fee required.

   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how its was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         |_|      Fee paid previously with preliminary materials:

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement no.:

         (3)      Filing Party:

         (4)      Date Filed:

                                                                PRELIMINARY COPY



                                    [LOGO]

                        CARIBINER INTERNATIONAL, INC.



                                          January __, 1998

Dear Stockholder:

     The directors and officers of Caribiner International, Inc. cordially invite you to attend the Annual Meeting of Stockholders of the Company to be held at The Essex House, 160 Central Park South, New York, New York on February 27, 1998 at 10:00 a.m., local time. Notice of the Annual Meeting, the Proxy Statement and a proxy card are enclosed.

     At this year's meeting you will be asked to (i) elect directors, (ii) approve an increase in the number of shares available for grant under the Company's 1996 Stock Option Plan from 728,000 shares of Common Stock to 2,428,000 shares of Common Stock, (iii) adopt an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 100,000,000, and (iv) ratify and approve the appointment of Ernst & Young LLP as the Company's independent auditors.

     You are urged to mark, sign, date and mail the enclosed proxy immediately. By mailing your proxy now you will not be precluded from attending the Annual Meeting. Your proxy is revocable, and in the event you find it convenient to attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

     For your information, we have also enclosed a copy of Caribiner's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 and a copy of my letter to stockholders which provides an overview of the Company's activity during fiscal 1997. We look forward to seeing you at the Annual Meeting.

                                          Very truly yours,

                                          /s/ Raymond S. Ingleby

                                          Raymond S. Ingleby
                                          Chairman of the Board and
                                          Chief Executive Officer

                        CARIBINER INTERNATIONAL, INC.
                             16 WEST 61ST STREET
                           NEW YORK, NEW YORK 10023

                              ------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 27, 1998

                              ------------------

     The Annual Meeting of Stockholders of Caribiner International, Inc., a Delaware corporation (the 'Company'), will be held at The Essex House, 160 Central Park South, New York, New York, on Friday, February 27, 1998, at 10:00 a.m., local time, for the following purposes:

          1. To elect Raymond S. Ingleby, Errol M. Cook, Bryan D. Langton, Sidney Lapidus, David E. Libowitz and C. Anthony Wainwright as directors of the Company, to serve until the next annual meeting of stockholders of the Company or until their successors have been duly elected and qualified;

          2. To consider and act upon a proposal to increase the number of shares of common stock, par value $0.01 per share (the 'Common Stock') available for grant under the Company's 1996 Stock Option Plan from 728,000 shares of Common Stock to 2,428,000 shares of Common Stock;

          3. To consider and act upon a proposal to adopt an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 to 100,000,000;

          4. To consider and act upon a proposal to approve and ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 1998; and

          5. To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

     Only stockholders of record of the Company's Common Stock at the close of business on January 5, 1998, shall be entitled to notice of, and to vote at, the Annual Meeting or any and all postponements or adjournments thereof.

                                          By Order of the Board of Directors


                                          /s/ Harold E. Schwartz

                                          Harold E. Schwartz
                                          Secretary

January __, 1998
New York, New York


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                                                                PRELIMINARY COPY

                        CARIBINER INTERNATIONAL, INC.
                             16 WEST 61ST STREET
                           NEW YORK, NEW YORK 10023

                           ------------------------

                               PROXY STATEMENT

                           ------------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                              FEBRUARY 27, 1998

                           ------------------------

                             GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by Caribiner International, Inc., a Delaware corporation (the 'Company'), of proxies to be voted at the Annual Meeting of Stockholders (the 'Annual Meeting') to be held at The Essex House, 160 Central Park South, New York, New York, on Friday, February 27, 1998, at 10:00 a.m., local time, or any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting and the accompanying proxy card are being mailed to stockholders on or about January __, 1998.

     Holders of record of common stock, par value $0.01 per share (the 'Common Stock'), of the Company at the close of business on January 5, 1998 (the 'Record Date') will be entitled to notice of and to vote at the Annual Meeting or any and all postponements or adjournments thereof. As of the Record Date, ____________ shares of Common Stock were issued and outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder.

     The presence, in person or by proxy, of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum for the Annual Meeting.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote (i) to elect the six nominees for the Board of Directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified, (ii) to approve an increase in the number of shares available for grant under the Company's 1996 Stock Option Plan (the 'Option Plan') from 728,000 shares of Common Stock to 2,428,000 shares of Common Stock, (iii) to adopt an amendment to the Company's Restated Certificate of Incorporation (the 'Certificate') to increase the number of authorized shares of Common Stock from 40,000,000 to 100,000,000, (iv) to approve and ratify the appointment of Ernst & Young LLP

('Ernst & Young') as the Company's independent auditors for the fiscal year ending September 30, 1998, and (v) to transact such other business as may properly come before the Annual Meeting or any and all postponements or adjournments thereof. Management is not aware of any other matters to be presented for action at the Annual Meeting.

     Each proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company, at the address set forth above, a revoking instrument or a duly executed proxy bearing a later date. The powers of any proxy holder will be suspended if the person who executed the proxy held by such proxy holder attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

     Assuming the presence of a quorum at the Annual Meeting, the six nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors will be elected as directors. The affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required to adopt an amendment to the Certificate to increase the Company's number of authorized shares of Common Stock from 40,000,000 to 100,000,000. In addition, assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote thereat is required to:

          1. Approve an increase in the number of shares available for grant under the Option Plan from 728,000 shares of Common Stock to 2,428,000 shares of Common Stock;

          2. Approve and ratify the appointment of Ernst & Young as the Company's independent auditors for the fiscal year ending September 30, 1998; and

          3. Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of such election. With regard to (i) the approval of an increase in the number of shares of Common Stock available for grant under the Option Plan, (ii) the adoption of the amendment to the Company's Certificate and (iii) the approval and ratification of the appointment of Ernst & Young, votes may be cast for or against, or abstentions may be specified. Since the proposal to adopt the amendment to the Company's Certificate requires the approval of a majority of the outstanding shares of Common Stock, abstentions will have the same effect as a vote against such proposal. Likewise, since the proposals to approve an increase in the number of shares of Common Stock available for grant under the Option Plan and to approve and ratify the appointment of Ernst & Young require the approval of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting, abstentions will have the same effect as a vote against such proposals. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will have no effect on the outcome of the election of directors or the proposals to approve an increase in the number of shares of Common Stock available for grant under the Option Plan, and to approve and ratify the appointment of Ernst & Young. Broker non-votes will have the same effect as votes against the proposal to adopt an amendment to the Company's Certificate. A broker 'non-vote' occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The Board of Directors knows of no other business to come before the meeting, but if other matters properly come before the meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of Common Stock.

     The principal executive offices of the Company are located at 16 West 61st Street, New York, New York 10023 (telephone - (212) 541-5300).

                                  PROPOSAL 1

                            ELECTION OF DIRECTORS

     The Board has nominated for election as the directors entitled to be elected by the holders of Common Stock the six nominees listed below. As previously noted, proxies will be voted, unless authority is withheld, for the election as directors of the nominees listed below to serve until the next annual meeting of stockholders or until their respective successors shall be elected and qualified. The Board of Directors has no reason to believe that any of the listed nominees will not serve if elected, but if any of them should become unavailable to serve as a director or be withdrawn from nomination, and if the Board of Directors shall designate a substitute nominee, the persons named as proxy holders will vote for the substitute nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

NOMINEES FOR ELECTION

     The following table sets forth certain information with respect to the nominees:

         NAME             AGE                    PRINCIPAL OCCUPATION AND OTHER INFORMATION
----------------------    ---   -----------------------------------------------------------------------------
Raymond S. Ingleby        34    Mr. Ingleby has been a director and Chief Executive Officer of the Company since its formation in 1989, and Chairman since June, 1993. From 1988 through
                                1993, Mr. Ingleby served as Chairman and Chief Executive Officer of Ingleby
                                Communications Corporation, which he founded in 1988. In 1985, Mr. Ingleby, a
                                British citizen, founded his own advertising company that was engaged in the installation of advertising displays in hotels, which he sold in 1988.

Errol M. Cook             58    Mr. Cook has been a director of the Company since June, 1992. Mr. Cook is a
                                Managing Director of E.M. Warburg, Pincus & Co., LLC ('EMW LLC'). Mr. Cook
                                has been a Managing Director of EMW LLC or its predecessor since March, 1991.
                                Mr. Cook serves on the board of directors of certain privately held companies.

Bryan D. Langton          61    Mr. Langton has been a director of the Company since April, 1996. Mr. Langton has been the Chairman Emeritus of Holiday Inn Worldwide, a subsidiary of Bass plc, since December, 1996. Prior thereto Mr. Langton served as Chairman and
                                Chief Executive Officer of Holiday Inn Worldwide and Holiday Inn, Inc. from
                                February, 1990 to December, 1996. Mr. Langton serves on the board of directors of Bass plc.

Sidney Lapidus            60    Mr. Lapidus has been a director of the Company since June, 1992. Mr. Lapidus is a Managing Director of EMW LLC. Mr. Lapidus has been associated with EMW
                                LLC or its predecessor since 1967. Mr. Lapidus serves on the board of directors of Pacific Greystone Corporation, Knoll, Inc., Grubb & Ellis and
                                Panavision Inc., as well as several privately held companies.

David E. Libowitz         34    Mr. Libowitz has been a director of the Company since June, 1992. Mr.
                                Libowitz is a Managing Director of EMW LLC and has been associated with EMW
                                LLC or its predecessor since July, 1991. Mr. Libowitz serves on the board of directors of TV Filme, Inc., as well as certain privately held companies.

C. Anthony Wainwright     64    Mr. Wainwright has been a director of the Company since March, 1997. Mr.
                                Wainwright has served as Vice Chairman of McKinney & Silver, a privately-held advertising agency, since April, 1997. Mr. Wainwright was Chairman of Harris,
                                Drury, Cohen, Inc., an advertising agency, from 1995 to February, 1997. Prior thereto Mr. Wainwright was Chairman of Compton Partners, Saatchi & Saatchi, a
                                national advertising agency, from 1994 to 1995 and was Vice Chairman of that
                                Company from 1989 to 1994. Mr. Wainwright serves on the Board of Directors of
                                All-Comm Media Co., American Woodmark Corporation, Del Webb Corp., Gibson
                                Greetings, Inc. and Advanced Polymer Systems.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors has an audit committee and a compensation committee. The Board of Directors does not presently have a nominating committee or other committee performing a similar function.

     At present, the Board of Directors of the Company is composed of six directors. Pursuant to the terms of a stockholders agreement, dated as of March 15, 1996 (the 'Stockholders Agreement'), subject to certain conditions, Warburg,

Pincus Investors, L.P. ('Warburg') currently has the right to designate up to two persons for nomination to the Board and Raymond S. Ingleby has the right to be designated as a director for nomination to the Board. See 'Certain Relationships and Transactions with Related Persons--Stockholders Agreement.' The designees of Warburg are Messrs. Cook, Lapidus and Libowitz. The Board of Directors held 12 meetings during fiscal 1997.

     The Compensation Committee of the Board of Directors of the Company determines the salaries and bonuses of the Company's executive officers and administers the Company's Option Plan. During the Company's last completed fiscal year Errol M. Cook served as Chairman of the Compensation Committee and Bryan D. Langton, David E. Libowitz and, upon his appointment as a director, C. Anthony Wainwright served as members of the Compensation Committee. The Compensation Committee held two meetings during fiscal 1997.

     The Audit Committee of the Board of Directors recommends the appointment of auditors and oversees the accounting and audit functions of the Company. During the Company's last completed fiscal year Bryan D. Langton served as Chairman of the Audit Committee and, upon his appointment as a director, C. Anthony Wainwright served as a member of the Audit Committee. The Audit Committee held four meetings during fiscal 1997.

     None of the members of the Board of Directors failed during fiscal 1997 to attend at least 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held during the period for which he was a director; and (2) the total number of meetings held by all committees of the Board of Directors on which he served during the periods that he served.

COMPENSATION OF DIRECTORS

     Directors who are not employees or officers of the Company receive cash compensation of $12,500 per annum payable quarterly. In addition, non-employee directors receive $1,000 for each meeting of the Board or a committee of the Board that they attend in person and $750 for each meeting of the Board or a committee of the Board that they attend telephonically. Also, the Chairman of each committee of the Board receives $1,500 per annum for his service in such capacity. Directors affiliated with Warburg have waived their right to receive any compensation. Directors are also reimbursed for certain expenses in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, directors who are employees or officers of the Company do not receive additional compensation for services as a director.

     Effective March 11, 1996, the Company adopted the Non-Employee Directors' Stock Plan, pursuant to which the Company awards directors (other than directors affiliated with Warburg, who have waived their right to receive any compensation, or directors who are employees of the Company) upon their becoming a director and on each anniversary thereof shares of Common Stock having a market value of $12,500. The Non-Employee Directors' Stock Plan provides that the maximum number of shares of Common Stock available for issue under the plan is 30,000 shares (of which 2,076 shares have been issued), subject to adjustment to prevent dilution or expansion of rights.

     In January, 1997, in view of the acquisition and rapid growth of the Company's Total Audio Visual Services ('TAVS') division, the Board asked Mr.

Langton to act in a non-executive oversight capacity to TAVS. The Board approved the payment to Mr. Langton of $35,000 per annum (payable quarterly in arrears) for his services in such capacity, until it determines that such oversight function is no longer necessary.

EXECUTIVE OFFICERS

     Set forth below is the name and business experience of each of the executive officers of the Company as of the Record Date, to the extent not provided above.

Richard H. Vent
Age: 56

     Mr. Vent has been President and Chief Operating Officer of the Company since September, 1997. Prior to joining the Company, Mr. Vent was a partner in New Century Equity Corporation, a buy-out fund serving corporate and institutional pension funds from 1995 to 1997. Prior thereto, Mr. Vent served as President of ARAMARK's leisure and international businesses from 1985 to 1995, where he was responsible for ARAMARK's international food service operations in 13 countries, as well as its domestic leisure operation, including hotel services and concessions.

Arthur F. Dignam
Age: 51

     Mr. Dignam has been Executive Vice President and Chief Financial Officer of the Company since February, 1994 and Chief Administrative Officer since November, 1995. Prior to joining the Company, Mr. Dignam worked as an independent consultant from August, 1993 to January, 1994, and was Vice President and Chief Financial Officer for Panavision International, the privately-held predecessor to Panavision Inc., a company that manufactures high quality cameras and accessories for the film and television industry, from February, 1989 to July, 1993.

Mark M. Cohen
Age: 50

     Mr. Cohen has been Executive Vice President--Strategic Planning and Development of the Company since July, 1997. Prior thereto, Mr. Cohen served as Executive Vice President of the Company and President of Caribiner Communications from November, 1995 to June, 1997. Mr. Cohen joined the Company in November, 1993 as Executive Vice President of Caribiner, Inc. and General Manager of its New York office. Prior to joining the Company, Mr. Cohen served in various general management positions with Maritz Inc., a marketing service and performance improvement company, from June, 1976 to November, 1993.

Lawrence P. Golen
Age: 40


     Mr. Golen has been Executive Vice President of the Company and President of Total Audio Visual Services ('TAVS') since October, 1996, when he joined the Company after its acquisition of TAVS from General Electric Capital Computer Leasing Corporation ('GECCLC'). Prior thereto, Mr. Golen served as General Manager of TAVS from September, 1994 to October, 1996 and as General Manager of the Test Equipment Management Services division of GECCLC from May, 1994 to October, 1996. Prior thereto, Mr. Golen served as Vice President-Marketing and Sales of Douglas Manufacturing from January, 1993 to April, 1994.

Brian Shepherd
Age: 40

     Mr. Shepherd has been Executive Vice President of the Company and President of Caribiner Communications since July, 1997. From November, 1995 until July, 1997, Mr. Shepherd served as Executive Vice President of Strategic Planning and International Operations of the Company. Mr. Shepherd joined the Company as Vice President of Caribiner, Inc. and General Manager of its Atlanta office in July, 1995. Prior thereto, Mr. Shepherd was President and Chief Executive Officer of Imagination (USA) Inc., a subsidiary of Imagination, UK, a European-based business communications company, from December, 1992 to July, 1995.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation paid or accrued by the Company for services rendered to the Company and its subsidiaries in all capacities for the fiscal years ended September 30, 1996 and 1997, by its Chief Executive Officer and each of the Company's other executive officers whose total salary and bonus exceeded $100,000 during such fiscal year (collectively, the 'Named Executive Officers'):

                          SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                                              ANNUAL COMPENSATION      SECURITIES
                                                              --------------------     UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                                    SALARY      BONUS       OPTIONS(#)     COMPENSATION
-----------------------------------------------------------   --------    --------    ------------    ------------
Raymond S. Ingleby
  Chairman of the Board and Chief Executive Officer of
     Caribiner International, Inc.
       1997................................................   $399,712    $    -0-          -0-         $  2,200(1)
       1996................................................    384,027     187,500          -0-            2,200(1)
       1995................................................    325,000     162,500          -0-            2,200(1)
Richard H. Vent(2)
  President and Chief Operating Officer of Caribiner

     International, Inc.
       1997................................................      6,250         -0-       60,000              -0-
Arthur F. Dignam
  Executive Vice President and Chief Financial and
     Administrative Officer of Caribiner International,
     Inc.
       1997................................................    228,827         -0-          -0-              -0-
       1996................................................    215,851      52,000        6,000(3)           -0-
       1995................................................    195,834      37,600          -0-              -0-
Mark M. Cohen
  Executive Vice President of Caribiner International, Inc.
       1997................................................    249,164         -0-          -0-              -0-
       1996................................................    227,728      41,783        6,000(3)           -0-
       1995................................................    190,000      46,500          -0-              -0-
Lawrence P. Golen(4)
  Executive Vice President of Caribiner International, Inc.
     and President of Total Audio Visual Services
       1997................................................    197,887         -0-       56,000(3)      $ 14,572(5)
Brian Shepherd(6)
  Executive Vice President of Caribiner International, Inc.
     and President of Caribiner Communications
       1997................................................    228,827                      -0-              -0-
       1996................................................    220,001      48,600        6,000(3)           -0-
       1995................................................     33,031         -0-          -0-              -0-

------------------
(1) All Other Compensation consists of life insurance premiums paid by the Company.
(2) Mr. Vent's employment with the Company commenced on September 22, 1997.
(3) As adjusted for the 2-for-1 stock split effected by the Company on June 20, 1997.
(4) Mr. Golen's employment with the Company commenced on October 14, 1996.
(5) All Other Compensation consists of payments made to Mr. Golen upon his commencement of employment with the Company.
(6) Mr. Shepherd's employment with the Company commenced on July 25, 1995.

  Option Grants

     The following table sets forth the grants of options with respect to Common Stock during the year ended September 30, 1997, to the Named Executive Officers:

                      OPTION GRANTS IN LAST FISCAL YEAR

                                    INDIVIDUAL GRANTS                                          POTENTIAL REALIZABLE
-----------------------------------------------------------------------------------------        VALUE AT ASSUMED
                                                 % OF TOTAL                                   ANNUAL RATES OF STOCK
                                                  OPTIONS                                     PRICE APPRECIATION FOR

                                                 GRANTED TO     EXERCISE OR                        OPTION TERM
                                     OPTIONS    EMPLOYEES IN    BASE PRICE     EXPIRATION    ------------------------
NAME                                 GRANTED    FISCAL YEAR      PER SHARE        DATE           5%           10%
----------------------------------   -------    ------------    -----------    ----------    ----------    ----------
Raymond S. Ingleby................       --           --               --              --    $       --    $       --
Richard H. Vent...................   60,000 (a)      14%          $41.906       9/29/2007     1,581,000     4,007,244
Arthur F. Dignam..................       --           --               --              --            --            --
Mark M. Cohen.....................       --           --               --              --            --            --
Brian Shepherd....................       --           --               --              --            --            --
Lawrence P. Golen.................   56,000 (b)      13%          $22.375      10/14/2006       787,920     1,996,960

------------------
(a) Such options will vest one-third on September 29, 1998, one-third on September 29, 1999 and one-third on September 29, 2000.

(b) One-quarter of such options vested on each of October 14, 1996 and October 14, 1997. The remainder of such options will vest one-quarter on each of October 14, 1998 and October 14, 1999, subject to the achievement of certain performance objectives of the Company's TAVS division during each of fiscal 1998 and fiscal 1999.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Messrs. Ingleby, Vent, Dignam, Cohen, Shepherd and Golen. Mr. Ingleby's employment agreement expires on October 1, 1998. Mr. Vent's employment agreement expires on September 22, 1999. The employment agreements of Messrs. Dignam and Cohen expire on December 1, 1998. Mr. Shepherd's employment agreement expires on July 25, 1998. Mr. Golen's employment agreement expires on October 14, 1999. The Company is required to give Mr. Ingleby at least 12 months' notice if it does not intend to renew or extend his contract, and otherwise must pay him all compensation under the agreement for 12 months from delivery of such notice. The employment agreement for each of Mr. Vent, Mr. Dignam and Mr. Cohen provides that the Company is required to give such executive at least six months' notice if it does not intend to renew or extend his contract. The employment agreement for each of Mr. Dignam and Mr. Cohen provides for an option to renew for an additional three years at the discretion of the Company. The employment agreement for Mr. Vent provides for an option to renew for an additional two years at the discretion of the Company.

     The annual base salary of Messrs. Ingleby, Vent, Dignam, Cohen, Shepherd and Golen under their employment agreements currently is $400,000, $325,000, $229,000, $244,500, $229,000 and $210,000, respectively. Each executive is also entitled to fringe benefits, and to an annual bonus based on Company performance against targets established by the Board each year. Mr. Vent's employment agreement provides that his bonus for the Company's fiscal year ending September 30, 1998, shall not be less than $75,000. Under each agreement the Board is to review the employee's salary at least annually and the salary amounts may be increased in the Board's discretion. Each executive may be terminated for 'cause' (as defined in the agreements), with all compensation ceasing. Under Messrs. Ingleby, Vent, Dignam and Cohen's employment agreements, if the executive is terminated without cause or, if the executive terminates his employment for 'good reason' (as defined), the executive is entitled to full compensation for the remaining term of the agreement (or, if longer, in the case of Mr. Ingleby, for 12 months). 'Good reason' includes, in the case of Mr. Ingleby, a change in control (as defined) of the Company. Each employment agreement includes a two year non-competition and non-solicitation of clients and employees provision. The employment agreements of Messrs. Ingleby, Dignam and Cohen provide that, in the event of the employee's death, the employee's beneficiary will receive a payment equal to six months' base salary. Each of Mr. Shepherd's, Mr. Golen's and Mr. Vent's employment agreement provides for a payment equal to one month's base salary in the event of his death.

INCENTIVE PLAN

  Description of the 1996 Stock Option Plan

     The Option Plan was authorized and adopted by the stockholders and the directors of the Company effective January 1, 1996. The purpose of the Option Plan is to encourage and enable employees of the Company and its subsidiaries to acquire a proprietary interest in the Company through the ownership of the Company's Common Stock. The Option Plan is designed to provide employees with a more direct stake in the Company's future welfare and an incentive to remain with the Company. It is also expected that the Option Plan will encourage qualified persons to seek employment with the Company.

     The Option Plan provides for grants of 'Incentive Stock Options,' meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code') and 'Non-qualified Stock Options.' The Option Plan currently provides that options for an aggregate of 728,000 shares (as adjusted for the Company's 2-for-1 stock split effected on June 20, 1997) of Common Stock shall be available for award, subject to adjustment by the Committee (as hereinafter defined) to prevent dilution or expansion of rights. If the proposed amendment to the Option Plan is adopted such number of shares of Common Stock available for grant under the Option Plan shall be increased to 2,428,000 shares of Common Stock. Options may be granted to employees of the Company or any of its subsidiaries, provided that no employee may receive options for more than 200,000 shares of Common Stock in the aggregate in any fiscal year.

     The Option Plan is administered by the Compensation Committee of the Board of Directors (the 'Committee') and is comprised of not less than two disinterested directors within the meaning of Rule 16b-3 of the Exchange Act. The Option Plan permits the Committee to determine which employees shall receive options and the times when options are to be granted. The Committee also determines the purchase price of Common Stock covered by each option, the term of each option, the number of shares of Common Stock to be covered by each option and any performance objectives or vesting standards applicable to each option. The Committee also designates whether the options shall be Incentive

Stock Options or Non-qualified Stock Options.

     The purchase price per share under each Incentive Stock Option or Non-qualified Stock Option is the 'Market Price' (i.e., the average of the high and low reported consolidated trading sales price for such day) of the Common Stock on the date the option is granted, except that the exercise price for an Incentive Stock Option granted to a 10% stockholder may not be less than 110% of the Market Price of the Common Stock on the date of the grant. The aggregate Market Price of the Common Stock exercisable under Incentive Stock Options held by any optionee during any calendar year may not exceed $100,000. Incentive Stock Options granted to employees under the Option Plan have a maximum term of ten years. Incentive Stock Options granted to 10% stockholders have a maximum term of five years. Options are not transferable except by will or pursuant to the applicable laws of descent and distribution. Notwithstanding the general restriction on transferability, in the sole discretion of the Committee, Non-qualified Stock Options may be made transferable subject to the requirements of Rule 16b-3.

     In the event that an employee is terminated for any reason other than death, Disability, Retirement or Cause (as such terms are defined in the Option
Plan), to the extent that the employee had the right to exercise an option, such option will be exercisable until the earlier of the expiration date of the option, or within 30 days of the date of such termination. Options held on the date of Disability or Retirement, whether or not exercisable on such date, are exercisable within one year of the date of Disability or Retirement. Options held by an employee at the date of death, whether or not exercisable on the date of death, are exercisable by the beneficiary of the employee within one year from the date of death. The Committee may, in its sole discretion, cause any option to be forfeited upon an employee's termination for Cause (as defined in the Option Plan). In the event of a Change of Control (as such term is defined in the Plan) of the Company, all outstanding options will vest and appropriate provisions shall be made for the protection of options by substitution on an equitable basis of appropriate stock of the Company or appropriate stock of the merged, consolidated or otherwise reorganized corporation, as the case may be.

     The Board is permitted to suspend, terminate, modify or amend the Option Plan, provided that any amendment that would (i) materially increase the aggregate number of shares, (ii) materially increase benefits accruing to employees, or (iii) materially modify the eligibility requirements for participation shall be subject to stockholder approval, provided, however, that stockholder approval is not required for adjustments to the Option Plan or to the number of shares available thereunder which are deemed appropriate by the Committee to prevent dilution or expansion of rights.

  Federal Income Tax Consequences

     To Optionees

     For federal income tax purposes, an optionee is not subject to tax upon the grant of an option. If the option is a Non-Qualified Stock Option, the optionee will generally recognize ordinary income at the time of exercise of the option in an amount equal to the difference between the fair market value of the shares received and the exercise price. Such optionee's basis in any shares acquired upon such exercise will equal their fair market value on the exercise date. A subsequent sale of shares will result in a capital gain or loss equal to the difference between the amount realized and such basis. If the option is an Incentive Stock Option, the optionee will generally not recognize income until the sale of the shares. If the shares are held for the requisite holding periods, all gain on the sale will be treated as long-term capital gain. If the requisite holding periods are not satisfied (a 'disqualifying disposition'), then the portion of the gain equal to the difference between the market value of the shares at the time of exercise and the exercise price will generally be treated as ordinary income.

     To the Company

     The Company will generally be entitled to a deduction for federal income tax purposes at the same time and in the same amount as an optionee is required to recognize ordinary income as described above. To the extent an optionee realizes capital gain as described above, the Company will not be entitled to any tax deduction for federal income tax purposes. Therefore, the Company will not be entitled to any tax deduction in connection with Incentive Stock Options with respect to which there is no disqualifying disposition.

     The Company believes that compensation attributable to options granted under the Option Plan at a price at least equal to the fair market value of the underlying option shares at the date of grant should be treated as performance-based compensation and will not be subject to the limitations contained in Section 162(m) of the Code on the deductibility of non-performance related compensation paid to certain corporate executives in excess of $1 million in any taxable year. The Option Plan is not qualified under Section 401(a) of the Code.

                                REPORT OF THE
               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee of the Board of Directors is composed entirely of non-management or outside directors. During fiscal 1997, Errol M. Cook, Bryan
D. Langton, David E. Libowitz and, upon his appointment to the Board of Directors, C. Anthony Wainwright served as members of the Compensation Committee. The Compensation Committee also administers and approves grants of stock options under the Company's Option Plan, which was approved by stockholders prior to the Company's initial public offering in March, 1996 (the 'Initial Public Offering').

COMPENSATION PHILOSOPHY

     The overall policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation

Committee's objective to have a portion of each officer's and key employees compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three primary elements:
(i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at companies within and outside the industry with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance targets and (iii) stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

COMPONENTS OF COMPENSATION

     The principal components of executive officer compensation are generally as follows:

          o BASE SALARY. With respect to each of the Named Executive Officers their base salary is fixed in accordance with the terms of their respective employment agreements. Salaries for each executive officer are based on job responsibilities, level of experience, overall performance, contribution to the business and the salaries being paid for similar positions in the industry based upon the Company's knowledge of competitive salaries in the marketplace. See 'Employment Agreements.'

          o ANNUAL PERFORMANCE BONUS. Annual cash bonuses are payable to the Company's executive officers under the Company's performance bonus plan based on the Company's achievement of certain pre-set corporate financial performance targets established for the fiscal year and the individual's level of performance.

          o LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants under the Option Plan. See 'Incentive Plans--Description of the 1996 Stock Option Plan.' Awards under the Option Plan are designed to further align the interests of each executive officer with those of the stockholders and provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business. For details regarding option grants in fiscal 1997, see the compensation and option tables in 'Executive Compensation.'

          o BENEFIT PLANS. The Company provides health care benefits and profit sharing for executive officers on terms generally available to all Company employees. Except as may be noted elsewhere in this proxy statement, the value of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed $50,000 or 10% of the total salary and bonus of any executive officer during fiscal 1997.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Ingleby was paid a base salary of $399,712 in fiscal 1997. Mr. Ingleby did not receive any bonus for fiscal 1997. Mr. Ingleby did not receive a grant of stock options in fiscal 1997 under the Option Plan. Such compensation was determined pursuant to Mr. Ingleby's employment agreement (see 'Employment Agreements') and the performance objectives established by the Board pursuant to the Company's performance bonus plan for fiscal 1997.

     The Compensation Committee considered Mr. Ingleby's role in the successful completion of the Company's secondary public offering in February, 1997, the Company's financial results for fiscal 1997, including the Company's revenue and earnings growth, the Company's expansion into new parts of the world, and, to the extent known to the Committee, the compensation granted to chief executive officers of other companies in the industry to be certain of the factors supporting the level of Mr. Ingleby's compensation.

COMPENSATION OF OTHER EXECUTIVE OFFICERS

     The Company has also entered into employment agreements with the other executive officers. Each agreement provides for a fixed salary which is subject to annual review by the Board, and the salary amounts may be increased at the Board's discretion. Each agreement also provides that such executive officers are entitled to bonus compensation determined by the achievement of certain performance objectives established by the Board of Directors.

     In addition, Messrs. Vent and Golen were the only executive officers granted stock options during fiscal 1997. The Compensation Committee believes that stock ownership, through grants of stock options, and perhaps other forms of equity-based incentive compensation, are a major incentive in aligning the interests of employees, including senior management, and stockholders.

                                          Errol M. Cook
                                          Bryan D. Langton
                                          David E. Libowitz
                                          C. Anthony Wainwright

     The Compensation Committee Report will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference therein.

                             PERFORMANCE COMPARISON

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poor's 500 Composite Index and the Russell 2000 Index, during the period commencing on March 12, 1996, the date on which the Common Stock began trading on the New York Stock Exchange, and ending on September 30,

1997. The comparison assumes $100 was invested on March 12, 1996 in each of the Common Stock, the Standard & Poor's 500 Composite Index and the Russell 2000 Index and assumes the reinvestment of all dividends, if any. At this time, the Company does not believe it can reasonably identify an industry peer group, and therefore the Company has instead selected the Russell 2000 Index, which includes companies with similar market capitalizations to that of the Company, as a comparative index for purposes of complying with certain requirements of the Securities and Exchange Commission.

                            PERFORMANCE COMPARISON
                        STOCK PRICE PERFORMANCE GRAPH



                                 [INSERT GRAPH]



                                                                    CUMULATIVE TOTAL RETURN
                           ---------------------------------------------------------------------------------------------------------
                           3/12/96  3/96  4/96  5/96  6/96  7/96  8/96  9/96  10/96  11/96  12/96  01/97  02/97  03/97  04/97  05/97
CARIBINER
 INTERNATIONAL, INC.  CWC    100    116   128   143   144   129   155   190    204    198    226    208    213    210    238    291
S & P 500            1500    100    101   102   105   105   101   103   109    112    120    118    125    126    121    128    136
RUSSELL 2000         IR20    100    102   108   112   107    98   103   108    106    110    113    115    113    107    108    120


                       CUMULATIVE TOTAL RETURN
                      --------------------------
                      06/97  07/97  08/97  09/97
CARIBINER
 INTERNATIONAL, INC.   293    327    380    366
S & P 500              142    153    145    153
RUSSELL 2000           125    131    134    143

     The Performance Comparison will not be deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except to the extent that the Company specifically incorporates the same by reference therein.

          CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

STOCKHOLDERS AGREEMENT


     Upon completion of the Initial Public Offering, the Company entered into the Stockholders Agreement with Warburg and Raymond S. Ingleby. The Stockholders Agreement contains, among other things, various terms regarding nominations for the Company's Board of Directors and certain registration rights granted by the Company. Pursuant to the terms of the Stockholders Agreement, for so long as Warburg beneficially owns at least 20% or 10% of the outstanding shares of Common Stock, it will have the right to designate two nominees or one nominee, respectively, for director. The Stockholders Agreement also provides that for so long as Mr. Ingleby shall hold office as the Chairman and Chief Executive Officer of the Company, he will have the right to be designated as a nominee for director.

     Additionally, the Stockholders Agreement provides that Warburg is entitled to three 'demand' registrations, which may be exercised at any time. The Stockholders Agreement also provides that Raymond S. Ingleby will be entitled to one 'demand' registration with respect to not less than 50% of the number of shares of Common Stock that he beneficially owned immediately prior to the completion of the Initial Public Offering (i.e., 1,396,356 shares), provided that Mr. Ingleby may not exercise such 'demand' until the earliest of (i) six months after the effective date of a registration statement filed by the Company in respect of shares of Common Stock owned by Warburg, (ii) the distribution by Warburg of shares of Common Stock to its partners and (iii) March 15, 2001. In addition, in the event Mr. Ingleby is terminated from his employment by the Company and he has not exercised his demand registration, he will be entitled to one 'demand' registration six months after the date of his termination to the extent he would be required by law to effect such registration in order to sell his shares. Mr. Ingleby is also entitled to 'piggyback' registration rights in the event that Warburg exercises a 'demand' registration. In addition, the Stockholders Agreement grants to Mr. Ingleby certain co-sale rights in the event that Warburg sells, transfers or otherwise disposes of any shares of its Common Stock.

                       SECURITIES BENEFICIALLY OWNED BY
                    PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date with respect to (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company and (iv) all directors and executive officers of the Company as a group.

                                                                                      BENEFICIAL OWNERSHIP(1)
                                                                                  --------------------------------
                                                                                     NUMBER OF
                                                                                     SHARES OF       PERCENTAGE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                               COMMON STOCK      COMMON STOCK

-------------------------------------------------------------------------------   ---------------    -------------
5% HOLDERS
Warburg, Pincus Investors, L.P.(2) ............................................        6,261,510            26.7%
  466 Lexington Avenue
  10th Floor
  New York, New York 10017

Putnam Investments, Inc. ......................................................        2,605,550 (3)        11.0
  One Post Office Square
  Boston, Massachusetts 02109

Metropolitan Life Insurance Company ...........................................        1,984,400 (4)         8.5
  One Madison Avenue
  New York, New York 10010

Montgomery Asset Management, L.P. .............................................        1,566,000 (5)         6.7
  101 California Street
  San Francisco, California 94111

DIRECTORS AND EXECUTIVE OFFICERS
Raymond S. Ingleby ............................................................        1,427,882 (6)         6.1
  c/o Caribiner International, Inc.
  16 West 61st Street
  New York, New York 10023

Richard H. Vent................................................................               --               *
Arthur F. Dignam(7)............................................................           47,796               *
Mark M. Cohen(7)...............................................................           24,616               *
Lawrence P. Golen(8)...........................................................           28,600               *
Brian Shepherd(7)..............................................................           41,222               *
Errol M. Cook(2)...............................................................        6,263,135 (9)        26.7
Bryan D. Langton(10)...........................................................           27,506               *
Sidney Lapidus(2)..............................................................        6,274,510 (11)        26.7
David E. Libowitz(2)...........................................................        6,261,510            26.7
C. Anthony Wainwright..........................................................              570               *
All executive officers and directors as a group (11 persons)...................        7,874,327            33.5

------------
  *  Less than 1%
 (1) Except where otherwise indicated, the Company believes that all parties listed in the table, based on information provided by such persons, have sole voting and dispositive power over the securities beneficially owned by them, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to be the 'beneficial owner' of any shares that such person or group of persons has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or group of persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
 (2) The sole general partner of Warburg Pincus & Co., a New York general partnership ('WP'). EMW LLC manages Warburg. The members of EMW LLC are substantially the same as the partners of WP. Lionel I. Pincus is the managing partner of WP and the managing member of EMW LLC and may be deemed to control each of WP and EMW LLC. WP, as the sole general partner of Warburg, has a 20% interest in the profits of Warburg. Messrs. Errol M. Cook, Sidney Lapidus and David E. Libowitz, each a director of the Company, are Managing Directors and members of EMW LLC, and general partners of WP. As such, Messrs. Cook and Lapidus may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange
     Act) in an indeterminate portion of the shares of Common Stock beneficially owned by Warburg. Each of Messrs. Cook, Lapidus and Libowitz disclaims 'beneficial ownership' of the Common Stock owned by Warburg within the meaning of Rule 13d-3 under the Exchange Act.
 (3) According to Schedule 13G filed on December 8, 1997 with the Securities and Exchange Commisssion.
 (4) According to Schedule 13G filed on March 7, 1997 with the Securities and Exchange Commission. The Schedule 13G indicates that beneficial ownership of all of these shares arises through the investment activity of State Street Research & Management Company, a wholly-owned subsidiary of Metropolitan Life Insurance Company.
 (5) According to Schedule 13G filed on February 14, 1997 with the Securities and Exchange Commission.
 (6) Includes 85,000 shares held of record by the Raymond and Leigh Ingleby Foundation, Inc.
 (7) Includes presently exercisable options to purchase 2,000 shares of Common Stock at $14.438 per share, which expire in July, 2006.
 (8) Includes presently exercisable options to purchase 28,000 shares of Common Stock at $22.375 per share, which expire in October, 2006.
 (9) Includes 1,625 shares owned directly by Mr. Cook.
(10) Includes presently exercisable options to purchase 18,000 shares of Common Stock at $21.31 per share, which expire in November, 2006.
(11) Includes 13,000 shares owned directly by Mr. Lapidus.

                                  PROPOSAL 2

              APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF
             COMMON STOCK AVAILABLE FOR GRANT UNDER THE COMPANY'S
          1996 STOCK OPTION PLAN FROM 728,000 SHARES OF COMMON STOCK
                     TO 2,428,000 SHARES OF COMMON STOCK

     At the Annual Meeting a vote will be taken on a proposal to approve an amendment to the Company's Option Plan, to increase the number of shares of Common Stock available for grant thereunder from the existing 728,000 shares of Common Stock to 2,428,000 shares of Common Stock. As of the Record Date, stock options to purchase __________ shares of Common Stock had been granted (net of forfeitures and cancellations) to the Company's employees pursuant to the Option Plan. The Board of Directors recommends the adoption of the proposed amendment to the Option Plan to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board of Directors and the Compensation Committee. For a description of the material provisions of the Option Plan reference is made to 'Incentive Plan--Description of the 1996 Stock Option Plan.'

     Reference is made to Annex A to this Proxy Statement, which is incorporated by reference herein, and sets forth the full text of the amendment to the Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE INCREASE IN THE NUMBER OF SHARES AVAILABLE UNDER THE OPTION PLAN.

                                  PROPOSAL 3

              APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED
      CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
                    SHARES OF COMMON STOCK OF THE COMPANY

     The Certificate currently authorizes the issuance of 42,000,000 shares of capital stock, of which 40,000,000 shares are shares of Common Stock and 2,000,000 shares are shares of preferred stock, $0.01 par value per share, (the 'Preferred Stock'). At January __, 1998, there were __________ shares of Common Stock outstanding and no shares of Preferred Stock outstanding. The Board of Directors has adopted an amendment to Article Fourth of the Certificate that, subject to stockholder approval, will increase the authorized number of shares of capital stock to 102,000,000, of which 100,000,000 shares would be shares of Common Stock and 2,000,000 shares would be shares of Preferred Stock. The Board of Directors believes that the authorization of such additional shares of Common Stock is appropriate in order to provide added flexibility for future corporate purposes, which may include capital and financing needs, stock distributions and stock splits, business acquisitions, management incentive and employee benefit plans and other general corporate purposes. The increase in the number of authorized shares of Common Stock will permit the Board of Directors to approve the issuance of additional shares of Common Stock if warranted without the need for further action by stockholders to authorize such shares, subject to present or future requirements of any stock exchange upon which the Common Stock may be listed and applicable law. The Board of Directors believes that the availability of such additional shares of Common Stock would enable the Company to act promptly to take advantage of various corporate opportunities as such opportunities arise without the delay or cost of calling a special meeting of stockholders.

     There are at present no plans or arrangements concerning the issuance of additional shares of Common Stock or Preferred Stock, except pursuant to outstanding stock options and director benefit plans. If any plans or arrangements are made concerning the issuance of any such shares, holders of the then outstanding shares of Common Stock or Preferred Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transaction, the law applicable thereto, the policy of any stock exchange upon which the shares of Common Stock may be listed at such time and the judgment of the Board of Directors.

     None of the outstanding shares of any class of capital stock of the Company has preemptive rights or cumulative voting rights. The proposed amendment would not change the terms and conditions of any outstanding shares of Common Stock. Each certificate representing shares of Common Stock outstanding immediately prior to the effective date of the proposed amendment, if it is adopted by the stockholders at the meeting, would remain outstanding and represent the same number of shares of Common Stock as before such effective date.

     Reference is made to Annex B to this Proxy Statement which is incorporated by reference herein and sets forth the full text of the amendment to the Company's Certificate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY.

                                  PROPOSAL 4

              APPROVAL AND RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Ernst & Young as the Company's independent auditors for the fiscal year ending September 30, 1998. Ernst & Young has audited the Company's financial statements since 1992. Representatives of Ernst & Young are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998.

                                OTHER BUSINESS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.


                            STOCKHOLDER PROPOSALS

     Any proposal of a stockholder intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company by September 30, 1998, for inclusion in the notice of meeting and proxy statement relating to the 1999 Annual Meeting.


                                  FORM 10-K

     A copy of the Company's Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1997 ('Form 10-K') accompanies this Proxy Statement. Additional copies of the Form 10-K may be obtained by writing to Caribiner International, Inc., 16 West 61st Street, New York, New York 10023,
Attention: Secretary.

           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of the Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Rule 16a-3(c) promulgated under the Exchange Act, the Company is not aware of any failure of any officer, director or beneficial owner of more than 10% of the Common Stock to timely file with the Securities and Exchange Commission any Form 3, 4 or 5 in respect of the Company during fiscal 1997.

                                          By Order of the Board of Directors

                                          /s/ Harold E. Schwartz

                                          Harold E. Schwartz
                                          Secretary

Dated: January __, 1998
New York, New York

                                                                PRELIMINARY COPY
CARIBINER INTERNATIONAL, INC.                                    Revocable Proxy
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CARIBINER
INTERNATIONAL, INC., FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 27, 1998, AND ANY ADJOURNMENT THEREOF.

     The undersigned hereby acknowledges prior receipt of the Notice of the Annual Meeting of Stockholders (the "Meeting") and the Proxy Statement describing the matters set forth below, and indicating the date, time and place of the Meeting, and hereby appoints the Board of Directors of Caribiner International, Inc. (the "Company"), or any of them acting alone, as proxy, each with full power of substitution to represent the undersigned at the Meeting, and at any adjournment or adjournments thereof, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present on the matters referred to on the reverse side in the manner specified.

     This Proxy, if executed, will be voted as directed, but, if no instructions are specified, this Proxy will be voted FOR the proposals listed. Please sign and date this Proxy on the reverse side and return it in the enclosed envelope. This Proxy must be received by the Company no later than February 27, 1998.

     This Proxy is revocable and the undersigned may revoke it at any time prior to the Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and wish to vote in person at the Meeting, or any adjournment thereof, the undersigned may revoke this Proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Meeting.

                 (Continued and to be signed on reverse side)

                             FOLD AND DETACH HERE

                        Annual Meeting Of Stockholders
                        Caribiner International, Inc.

                          Friday, February 27, 1998
                                10:00 a.m. EST

                               The Essex House
                            160 Central Park South
                              New York, New York

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 and 4.

(1) Election of Directors of all nominees listed

         Errol M. Cook; Raymond S. Ingleby; Bryan D. Langton; Sidney
              Lapldus; David E. Libowitz; C. Anthony Wainwright

                      FOR                       WITHHOLD
                 all nominees                  AUTHORITY
              listed to the right             to vote for
              (Except As Marked               all nominees
               To The Contrary)            listed to the right
                     / /                           / /

            INSTRUCTION: To withhold your vote for any individual
                         nominee, write that nominee's name on the line provided below.

            ______________________________________________________

(2) Approval of an amendment to increase the number of shares of Common Stock available for grant under the Company's 1998 Stock Option Plan from 728,000 shares to 2,428,000 shares.

                       FOR       AGAINST       ABSTAIN

                       / /         / /           / /

(3) Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 shares to 100,000,000 shares.

                       FOR       AGAINST        ABSTAIN

                       / /         / /            / /

(4) Ratification and approval of the appointment of Ernst & Young LLP as the Company's Independent auditors for the fiscal year ending September 30, 1998.

                       FOR       AGAINST        ABSTAIN

                       / /         / /            / /

(5) To vote, in its discretion, upon any other matters that may properly come before the Annual Meeting or any adjournment thereof. See "Other Business" in the Caribiner
    International, Inc. Proxy Statement.

Signature(s)________________________________________Date___________, 1998

Please sign your name exactly as it appears hereon. Joint accounts need only one signature, but all accountholders should sign if possible. When signing as an administrator, agent, corporation officer, executor, trustee, guardian or similar position or under a power of attorney, please add your full title to your signature. PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

                             FOLD AND DETACH HERE

                        Annual Meeting Of Stockholders
                        Caribiner International, Inc.

                          Friday, February 27, 1998
                                10:00 a.m. EST

                               The Essex House
                            160 Central Park South
                              New York, New York